Exhibit 10.1

April 7, 2016

PERSONAL AND CONFIDENTIAL

Sonja Nelson

Re: Promotion

Dear Sonja,

We are pleased to inform you that subject to the approval of the Company’s board of directors, your title will be Vice President, Corporate Controller and Chief Accounting Officer.  You will receive a salary increase to an annual rate of $245,000 effective April 1, 2016. This salary will be paid in accordance with the Company’s regularly established payroll practice. The salary hereof is a gross amount, and the Company will be required to withhold from such amount deductions with respect to Federal, state and local taxes, FICA, unemployment compensation taxes and similar taxes, assessments or withholding requirements. You will continue to report to Richard Tajak, Chief Financial Officer.

I look forward to your continued growth within our organization. If you should have any questions, please contact me at nantoniou@nantworks.com or 310-853-7812

Sincerely,

/s/ Nancy Valdivia Antoniou

Nancy Valdivia Antoniou

Human Resources

cc:  Personnel File

NantKwest Inc. | 9920 Jefferson Blvd, Culver City, CA 90232

www.nantkwest.com